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                                                                   EXHIBIT 99.10

                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557
                           TELEPHONE: (212) 839-5300
                           FACSIMILE: (212) 839-5599


                                     July 18, 1997


CMA Government Securities Fund
P.O. Box 9011
Princeton, New Jersey  08543-9011


Dear Sirs:

     This opinion is furnished in connection with the registration by CMA Government Securities Fund, a Massachusetts business trust (the "Fund"), of shares of its common stock, par value $.10 per share (the "Common Stock"), under the Securities Act of 1933, as amended, pursuant to a registration statement on Form N-1A (File No. 2-72724), as amended (the "Registration Statement"), in the amounts set forth under "Amount Being Registered" on the facing page of the Registration Statement.

     As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Fund, as amended, the By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest.
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     In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham, Dana & Gould LLP rendered to the Fund.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and Statement of Additional Information constituting parts thereof.

                                     Very truly yours,

                                     /s/ BROWN & WOOD LLP


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